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                                                                    Exhibit 99.2

News Release


For immediate release

Contacts:                                                         James D. Hogan
                                                               Sovereign Bancorp
                                                                  (610)-320-8496

                                                                Mark R. McCollom
                                                               Sovereign Bancorp
                                                                  (610) 208-6426

                                                               Brian M. Hartline
                                                                 President & CEO
                                                             Main Street Bancorp
                                                                  (610) 685-1414


                Main Street Bancorp, Inc. joins Sovereign Bank

         Merger with Sovereign Bancorp to occur in first quarter 2002



     PHILADELPHIA --Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank, and Main Street Bancorp, Inc. ("Main Street") (NASDAQ/NMS: MBNK) jointly announced today the execution of a definitive agreement (the "Agreement") for Sovereign to acquire Main Street. Main Street is a $1.5 billion bank holding company headquartered in Reading, Pa., which operates 41 community banking offices under three bank divisions throughout seven counties in Southeastern Pennsylvania and one community banking office in New Jersey.

                                   - more -

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                               Main Street Bancorp, Inc. joins Sovereign Bancorp
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                                 - continued -

     The transaction, valued at approximately $170 million, will produce a financial institution with the number one market share in the Berks County, Pa., with over $1.0 billion of customer deposits on a pro forma basis, and the number two market share in the neighboring Schuylkill County. Additionally, Sovereign will add a solid small business and middle market corporate banking team, which currently manages a portfolio of $500 million in loans throughout Main Street's footprint.

          "This deal makes a lot of sense for Sovereign and its shareholders, as well as for the communities that our two companies serve," stated Jay S. Sidhu, Sovereign's President and Chief Executive Officer. "The acquisition meets all of the criteria we have recently stated that must be present in any acquisition:

          . It is 5 percent accretive to incremental earnings per share (EPS), although not large enough to change our corporate EPS targets

          .  It is accretive to our various capital ratios by a few basis points

          . It is in-market, small in relative size to Sovereign and will not distract our company from its 2001 and 2002 operating targets

          . It complements our strengths as a deposit gathering franchise and as a solid small business and middle market corporate bank

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                               Main Street Bancorp, Inc. joins Sovereign Bancorp
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                                 - continued -


"As one of top employers in Berks County with over 1,000 of our team members living and working here, this acquisition shows our commitment to the region," Sidhu continued.

     "We are excited to be a part of the Sovereign franchise," stated Brian M. Hartline, Main Street President and Chief Executive Officer. "Our companies share similar philosophies, and with Sovereign's expanded product line for corporate and retail customers, we believe Main Street's customers will be well-served in the future," Hartline concluded.

     Under the terms of the Agreement, Sovereign would exchange Sovereign common stock and cash equal to $16.10 for each outstanding share of Main Street stock in a transaction structured as a stock purchase. Main Street shareholders would have the ability to elect up to 30% of the total consideration in cash, and in the event of an oversubscription for cash, Sovereign shares would be allocated on a pro rata basis. The purchase price would stay fixed at $16.10 per Main Street share if Sovereign's stock price remains between $10.98 and $14.86 per share (collectively, the "Collars") during a pricing period prior to the closing of the transaction.
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                               Main Street Bancorp, Inc. joins Sovereign Bancorp
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                                 - continued -

     If the average price of Sovereign's stock drops to $10.98 or below during the pricing period, Main Street shareholders would receive a fixed rate of 1.466 shares of Sovereign common stock for each share of Main Street common stock. Conversely, if Sovereign's average stock price is $14.86 or higher, Main Street shareholders would receive a fixed rate of 1.083 shares of Sovereign common stock for each share of Main Street common stock.

     The merger is subject to approval by various regulatory agencies and Main Street shareholders. Sovereign anticipates that the transaction will close in the first quarter of 2002.

          Sovereign is a $34 billion financial institution with approximately 525 community banking offices and over 1,000 ATM's in Pennsylvania, New Jersey, Connecticut, New Hampshire, Rhode Island and Massachusetts and currently ranks third largest among financial institutions headquartered in Pennsylvania and third in New England market share. Sovereign's common stock closed at $12.92 on Monday, July 16, 2001. Sovereign's second quarter earnings results will be released to the public on Wednesday, July 18, 2001.

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                               Main Street Bancorp, Inc. joins Sovereign Bancorp
                                                          Tuesday, July 17, 2001
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     Main Street Bancorp, Inc. is a bank holding company with its headquarters in Reading, Pa. The business of the company consists primarily of the operation of its banking subsidiary, Main Street Bank with $1.5 billion in assets, which serves businesses and consumers through 41 full service community offices throughout Berks, Bucks, Chester, Delaware, Dauphin, Lehigh, Montgomery, Northampton and Schuylkill counties in Pennsylvania, as well as Hunterdon
County, New Jersey. Main Street Bank also does business under the banners Berks County Bank and Heritage Bank. The Company's common stock is traded on The
NASDAQ Stock MarketSM under the Symbol "MBNK."


Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated merger related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Sovereign's and Main Street's SEC filings, including Forms 10-Q and 10-K (copies of which are available from Sovereign and Main Street without charge in hard copy or online at www.sec.gov). Sovereign and Main Street disclaim any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Additional Information and Where to Find It: It is expected that Sovereign will file a Registration Statement on SEC Form S-4, that Sovereign and Main Street will file a Proxy Statement/Prospectus with the SEC in connection with the transaction discussed herein, and that Main Street will mail a Proxy Statement/Prospectus to stockholders of Main Street containing information about the Acquisition. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Sovereign, Main Street, the acquisition of Main Street by Sovereign, the persons soliciting proxies relating to the acquisition, their interests in the acquisition and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Main Street by directing a request to Andrew J. Rothermel, Secretary, at (610) 685-1466. In addition to the Registration Statement and the Proxy Statement/Prospectus, Sovereign and Main Street file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, or at any of the SEC's other public reference rooms in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Sovereign's and Main Street's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at www.sec.gov.

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                               Main Street Bancorp, Inc. joins Sovereign Bancorp
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Main Street Bancorp, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from Main Street stockholders with respect to the transactions contemplated by the merger agreement. Information regarding Main Street's officers and directors is included in Main Street's
Proxy Statement for its 2001 Annual Meeting, filed with the SEC on March 29, 2001. Main Street's 2001 Proxy Statement also discloses the interests of such officers and directors in the event of an acquisition of Main Street (including, among other things, the acceleration of certain benefits or rights upon a "change-in-control"). Main Street's Quarterly Reports on Form 10-Q, filed with the SEC on November, 10, 1999 and November 14, 2000, and its Annual Report on Form 10-K, filed with the SEC on March 29, 2001 contain additional disclosures concerning agreements with Main Street's officers. Main Street's 2001 Proxy Statement and Quarterly Reports on Form 10-Q are each available free of charge at the SEC's web site at www.sec.gov and from Main Street upon request.
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Additionally, pursuant to the merger agreement, two Main Street directors will become Sovereign Bank directors. As of the date of this news release, Main Street is not aware of any director or officer who beneficially owns in excess of 5% of Main Street's common stock, except as disclosed in its 2001 Proxy Statement.

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                               Main Street Bancorp, Inc. joins Sovereign Bancorp
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